FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-158385 Dated September 22, 2011
HSBC USA Inc. Trigger Return Optimization Securities
Linked to a Global Fund Basket due September 30, 2014
Investment Description

These Trigger Return Optimization Securities (the “Securities”) linked to a Global Fund Basket are senior unsecured debt securities issued by HSBC USA Inc., (“HSBC”) with returns linked to the performance of a weighted Basket of exchange traded funds (weighted as described herein), which we refer to as the “Basket,” consisting of the SPDR Trust Series 1 (“SPY”), the iShares® MSCI EAFE Index Fund (“EFA”) and the iShares® MSCI Emerging Markets Index Fund (“EEM”), each of which we refer to as an “index fund”, and together, the “index funds.”  The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations.  If the Basket Return is positive, HSBC will repay the principal amount at maturity plus pay a return equal to 2 (the “Multiplier”) multiplied by the Basket Return, up to the Maximum Gain.  If the Basket Return is zero or negative, HSBC will either repay the full principal amount at maturity or, if the Basket Ending Level is less than the Trigger Level, you will be fully exposed to the Basket’s decline and HSBC will repay less than the full principal amount, if anything, resulting in a loss that is proportionate to the negative Basket Return.  Investing in the Securities involves significant risks.  The Securities do not pay any interest.  You may lose some or all of your Principal Amount.  The contingent repayment of principal only applies if you hold the Securities to maturity.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.  If HSBC were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features
❑ Enhanced Growth Potential: At maturity, the Securities enhance any positive Basket Return up to the Maximum Gain.  If the Basket Return is negative, investors may be exposed to the negative Basket Return at maturity.
❑ Contingent Repayment of Principal at Maturity: If the Basket Return is zero or negative and the Basket Ending Level is not less than the Trigger Level, HSBC will repay the principal amount at maturity.  However, if the Basket Ending Level is less than the Trigger Level, HSBC will pay less than the full principal amount, if anything, resulting in a loss to investors that is proportionate to the negative Basket Return. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates1
Trade Date	September 27, 2011
Settlement Date	September 30, 2011
Final Valuation Date2	September 24, 2014
Maturity Date2	September 30, 2014

1 Expected 2 See page 3 for additional details

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE TERMS OF THE SECURITIES MAY NOT OBLIGATE HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX FUNDS AND RESULTING BASKET, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF YOUR INVESTMENT AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF HSBC.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 6 OF THIS FREE WRITING PROSPECTUS AND THE MORE DETAILED ‘‘RISK FACTORS’’ BEGINNING ON PAGE US4-2 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 4 AND BEGINNING ON PAGE S-3 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering
HSBC USA Inc. is offering Trigger Return Optimization Securities linked to a Global Fund Basket. The return on the Securities is limited to, and will not exceed, the Maximum Gain.  The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof.

Basket (weightings)	Basket Starting Level	Maximum Gain	Trigger Level	CUSIP/ ISIN
SPDR Trust Series 1 (“SPY”) (30%), iShares® MSCI EAFE Index Fund (“EFA”) (30%) and iShares® MSCI Emerging Markets Index Fund (“EEM”) (40%)	100	50.00% to 56.50% (to be determined on the Trade Date)	75.00% of the Basket Starting Level	40433C411 / US40433C4116

See “Additional Information about HSBC USA Inc. and the Securities” on page 2 of this free writing prospectus. The Securities offered will have the terms specified in the accompanying prospectus dated April 2, 2009, the accompanying prospectus supplement dated April 9, 2009, the accompanying underlying supplement no. 4, dated October 22, 2010 and the terms set forth herein.

Neither the U.S.  Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement no. 4, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and involve investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC.

The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of ours, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc., acting as agent.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus for a description of the distribution arrangement.

	Price to Public	Underwriting Discount	Proceeds to Issuer
Per Security	$10.00	$0.25	$9.75
Total

UBS Financial Services Inc.	HSBC USA Inc.

Additional Information about HSBC USA Inc. and the Securities

This free writing prospectus relates to the offering of Securities linked to the Basket identified on the cover page.  The Basket described in this free writing prospectus is a reference asset as defined in the underlying supplement no. 4 and the prospectus supplement, and the Securities being offered hereby are “notes” for purposes of the underlying supplement no. 4 and the prospectus supplement. As a purchaser of a Security, you will acquire an investment instrument linked to the Basket.  Although the Security offering relates to the Basket identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Basket, any index fund or index underlying any index fund (each an “Underlying Index” and together the “underlying indices”), or any stocks comprising an Underlying Index, or as to the suitability of an investment in the Securities.  Your investment is linked to a Basket that consists of the index funds and is not linked to any Underlying Index.

You should read this document together with the underlying supplement no. 4 dated October 22, 2010, the prospectus dated April 2, 2009 and the prospectus supplement dated April 9, 2009.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 4, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Key Risks” on page 6 of this free writing prospectus and in “Risk Factors” beginning on page US4-2 of the underlying supplement no. 4 and beginning on page S-3 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities.  You are urged to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including underlying supplement no. 4, a prospectus and prospectus supplement) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the underlying supplement no. 4, the prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the underlying supplement no. 4, the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC’s web site at www.sec.gov as follows:

♦     Underlying supplement no. 4 dated October 22, 2010:
http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm

♦     Prospectus supplement dated April 9, 2009:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

♦     Prospectus dated April 2, 2009:
http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

As used herein, references to the “issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc. References to the “underlying supplement no. 4” mean the underlying supplement no. 4 dated October 22, 2010, references to “prospectus supplement” mean the prospectus supplement dated April 9, 2009 and references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated April 2, 2009.

Investor Suitability
The Securities may be suitable for you if:
♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦    You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have similar downside market risk as an investment in the index funds included in the Basket.
♦    You believe the Basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed an amount equal to the Maximum Gain of between 50.00% and 56.50% (the actual Maximum Gain will be determined on the Trade Date).
♦    You understand and accept that your potential return is limited to the Maximum Gain and you would be willing to invest in the Securities if the Maximum Gain was set equal to the bottom of the range indicated on the cover hereof (the actual Maximum Gain will be set on the Trade Date).
♦    You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.
♦    You do not seek current income from your investment and are willing to forego dividends paid on the index funds included in the Basket.
♦    You are willing to hold the Securities to maturity, a term of 3 years, and accept that there may be little or no secondary market for the Securities.
♦    You are willing to assume the credit risk of HSBC, as issuer of the Securities, and understand that if HSBC defaults on its obligation you may not receive any amounts due to you including the repayment of your principal.

The Securities may not be suitable for you if:
♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦    You require an investment designed to provide a full return of principal at maturity.
♦    You cannot tolerate a loss of all or a substantial portion of your investment and are not willing to make an investment that may have similar downside market risk as an investment in the index funds included in the Basket.
♦    You believe that the level of the Basket will decline during the term of the Securities and is likely to close below the Trigger Level on the Final Valuation Date, or you believe the Basket will appreciate over the term of the Securities by more than the Maximum Gain.
♦    You seek an investment that has unlimited return potential without a cap on appreciation.
♦    You would be unwilling to invest in the Securities if the Maximum Gain was set equal to the bottom of the range indicated on the cover hereof (the actual Maximum Gain will be set on the Trade Date).
♦    You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the level of the Basket.
♦    You seek current income from this investment or prefer to receive the dividends paid on the index funds included in the Basket.
♦    You are unable or unwilling to hold the Securities to maturity, a term of 3 years, or you seek an investment for which there will be an active secondary market.
♦    You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Securities, for any payment on the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 6 and “Risk Factors” on page US4-2 of the underlying supplement no. 4 and on page S-3 of the prospectus supplement.

Indicative Terms
Issuer	HSBC USA Inc. (A1/AA-/AA)1
Principal Amount	$10 per Security
Term	3 years
Basket
The Securities are linked to a weighted Basket consisting of the SPDR Trust Series 1 (“SPY”), the iShares® MSCI EAFE Index Fund (“EFA”) and the iShares® MSCI Emerging Markets Index Fund (“EEM”), each of which we refer to as an “index fund,” and together, as the “index funds.”

Underlying Index	Each index fund seeks to replicate the performance of its respective Underlying Index. Your investment is linked to a Basket that consists of the index funds and is not linked to any Underlying Index.
Basket Weightings	With respect to the SPY, 30.00%; with respect to the EFA, 30.00%; and with respect to the EEM, 40.00%.
Payment at Maturity (per $10 Security)
You will receive a cash Payment at Maturity linked to the performance of the Basket during the term of the Securities.
If the Basket Return is greater than zero, HSBC will pay you the sum of (a) the Principal Amount plus (b) the product of (i) the Principal Amount multiplied by (ii) the Basket Return multiplied by the Multiplier, up to the Maximum Gain, calculated as follows, the lesser of:
(A) $10 + [$10 × the Basket Return × the Multiplier] and
(B) $10 + [$10 × the Maximum Gain].
If the Basket Return is equal to or less than zero and the Basket Ending Level is equal to or above the Trigger Level, HSBC will pay you the Principal Amount of:
$10.
If the Basket Ending Level is below the Trigger Level, HSBC will pay you the sum of (a) the Principal Amount plus (b) the product of (i) the Principal Amount multiplied by (ii) the Basket Return:
$10 + [$10 × Basket Return].
In this scenario, you will lose 1.00% of your Principal Amount for every 1.00% of negative performance of the Basket resulting in a loss proportionate to the negative Basket Return. You will lose a significant portion or all of your Principal Amount.

Trigger Level	75% of the Basket Starting Level.
Multiplier	2
Maximum Gain	Between 50.00% and 56.50%. The actual Maximum Gain will be determined on the Trade Date.
Basket Return	Basket Ending Level – Basket Starting Level
Basket Starting Level
Basket Starting Level	Set equal to 100 on the Trade Date.
Basket Ending Level
On the Final Valuation Date, the Basket Ending Level will be calculated as follows:
100 × [1 + (SPY return × 30.00%) + (EFA return × 30.00%) + (EEM return × 40.00%)]
Each of the returns set forth in the formula above refers to the final return for the relevant index fund, which reflects the performance of the relevant index fund, expressed as a percentage, from the Initial Value of that index

Investment Timeline
The Initial Values are determined, the Basket Starting Level is set to 100 and the Maximum Gain is set.
The Final Values, Basket Ending Level and Basket Return are determined as of the Final Valuation Date.

If the Basket Return is greater than zero, HSBC will pay you a cash payment per Security that provides you with the $10 Principal Amount plus a return equal to the Basket Return multiplied by 2, subject to the Maximum Gain. The cash payment per $10.00 Security will be equal to the lesser of:

(A) $10 + [$10 × the Basket Return × 2] and
(B) $10 + [$10 × the Maximum Gain]

If the Basket Return is equal to or less than zero and the Basket Ending Level is equal to or above the Trigger Level on the Final Valuation Date, HSBC will pay you a cash payment of $10.00 per $10.00 Security.

If the Basket Ending Level is below the Trigger Level on the Final Valuation Date, HSBC will pay you less than the Principal Amount per Security, if anything, resulting in a loss that is proportionate to the negative Basket Return, equal to:

$10 + [$10 × Basket Return]

Under these circumstances, you may lose some or all of your Principal Amount.

1 HSBC USA Inc. is rated A1 by Moody’s, AA- by Standard & Poor’s and AA by Fitch Ratings.  A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold Securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.  The Securities themselves have not been independently rated.  Each rating should be evaluated independently of any other rating. However, because the return on the Securities is dependent upon factors in addition to HSBC’s ability to pay its obligations under the Securities, such as the Basket Ending Level, an improvement in HSBC’s credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Securities.

fund on the Trade Date to the Final Value of that index fund on the Final Valuation Date.
Initial Value	With respect to each index fund, the Official Closing Price (as defined below) of the respective index fund as determined by the Calculation Agent on the Trade Date.
Final Value
With respect to each index fund, the Official Closing Price (as defined below) of the respective index fund on the Final Valuation Date, adjusted by the Calculation Agent as described under “Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Official Closing Price
With respect to each index fund, the Official Closing Price on any scheduled trading day will be the closing price of one share of such index fund as determined by the Calculation Agent and based upon the value displayed on Bloomberg Professional® service page “SPY UP <EQUITY>” with respect to SPY, page “EFA UP <EQUITY>” with respect to EFA and page ”EEM UP <EQUITY>” with respect to EEM, or, with respect to each index fund, as displayed on any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP / ISIN	40433C411 / US40433C4116
Calculation Agent	HSBC USA Inc., or one of its affiliates.
Trustee
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
HSBC Bank USA, N.A. will act as paying agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF HSBC.  IF HSBC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What are the tax consequences of the Securities?

You should carefully consider, among other things, the matters set forth in the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith.  This summary does not address the tax consequences that may be relevant to persons that own in the aggregate, directly or indirectly (including by reason of investing in the Securities), more than 5% of any index fund or any entity owned by the index funds.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, HSBC’s special U.S. tax counsel in this transaction is Sidley Austin llp.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities.  Under one reasonable approach, the Securities should be treated as pre-paid forward or other executory contracts with respect to the Basket.  HSBC intends to treat the Securities consistent with this approach, and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes.  Subject to certain limitations described in the prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, and subject to the discussion below regarding “constructive ownership transactions”, HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale or exchange and HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Security for more than one year at such time for U.S. federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for certain U.S. federal income tax considerations applicable to securities that are treated as pre-paid cash-settled forward or other executory contracts.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain.  In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the index funds). Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security).

Although the matter is not clear, there exists a risk that an investment in the Securities will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

HSBC will not attempt to ascertain whether the issuer of any stock owned by one or more of the index funds would be treated as a passive foreign investment company (“PFIC”), or U.S. real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes.  In the event that the issuer of any stock owned by one or more of the index funds were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuers of stock owned by the index funds and consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of stock owned by one or more of the index funds is or becomes a PFIC or USRPHC.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ from the treatment described above.  For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of a Security is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder (as defined under “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities.  It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but you are urged to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying underlying supplement no. 4 and the accompanying prospectus supplement. You are also urged to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that HSBC will not necessarily repay the full Principal Amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Basket and will depend on whether, and to the extent which, the Basket Return is positive or negative and if the Basket Return is negative, whether the Basket Ending Level is less than the Trigger Level on the Final Valuation Date.  If the Basket Return is negative and Basket Ending Level is less than the Trigger Level on the Final Valuation Date, you will be fully exposed to any negative Basket Return, and HSBC will pay you less than your Principal Amount at maturity, if anything, resulting in a loss of principal that is proportionate to the decline in the level of the Basket over the term of the Securities. Accordingly, you could lose your entire initial investment.

♦
Contingent Repayment of Your Principal Applies Only at Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the Basket level is above the Trigger Level.

♦
The Multiplier Applies Only at Maturity — You should be willing to hold your Securities to maturity.  If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Multiplier or the Securities themselves, and the return you realize may be less than the Basket's return even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and earn the potential Maximum Gain from HSBC only if you hold your Securities to maturity.

♦
Capped Appreciation Potential — If the Basket Return is positive, you will be entitled to a Payment at Maturity from HSBC equal to your Principal Amount plus an amount equal to 2 multiplied by the Basket Return multiplied by the Principal Amount, subject to the Maximum Gain. Your return on the Securities will not exceed the Maximum Gain, which will be between 50.00% and 56.50% (to be determined on the Trade Date), regardless of any increase in the level of the Basket, which may be significant. Accordingly, the maximum Payment at Maturity will be between $15.00 and $15.65 per $10.00 Security (to be determined on the Trade Date). As a result, your return on the Securities may be less than a return on a direct investment in the index funds.

♦	No Interest Payments – HSBC will not make any interest payments in respect to the Securities.

♦
Certain Built-in Costs are Likely to Adversely Affect the Value of the Securities Prior to Maturity – You should be willing to hold your Securities to maturity.  The Securities are not designed to be short-term trading instruments.  The price at which you will be able to sell your Securities to HSBC, its affiliates or any party in the secondary market prior to maturity, if at all, may be at a substantial discount from the Principal Amount of the Securities, even in cases where the Basket has appreciated since the Trade Date.

♦
The Securities are Subject to the Credit Risk of the Issuer – The Securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and could lose your entire investment.

♦
No Dividend Payments or Voting Rights –  Owning the Securities is not the same as owning the index funds or the stocks comprising each index fund’s Underlying Index.  As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of shares of the index funds or stocks held by the index funds would have.

♦
Price Prior to Maturity –  The market price of the Securities will be influenced by many factors including the price of the index funds, price volatilities, dividends, the time remaining to maturity of the Securities, interest rates, geopolitical conditions, economic, political, regulatory or judicial events, and the creditworthiness of HSBC.

♦
Potential HSBC Impact on Price – Trading or transactions by HSBC USA Inc. or any of its affiliates in the stocks held by the index funds or in shares of the index funds, or in futures, options, exchange-traded funds or other derivative products on the stocks held by the index funds or shares of the index funds, may adversely affect the market value of the stocks held by the index funds or shares of the index funds, and, therefore, the market value of the Securities.

♦
Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of HSBC’s affiliates intends to offer to repurchase the Securities in the secondary market but is not required to do so and may cease any such market making activities at any time and without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of HSBC’s affiliates is willing to buy the Securities, which will exclude any fees or commissions you paid when you purchased the Securities.

♦
Potential Conflict of Interest – HSBC or its affiliates may engage in business with the issuers of the stocks comprising an Underlying Index, which may present a conflict between the obligations of HSBC and you, as a holder of the Securities.  The Calculation Agent, which may be HSBC or any of its affiliates, will determine the Payment at Maturity based on the observed Basket Ending Level.  The Calculation Agent can postpone the determination of the Basket Ending Level or the Maturity Date if a market disruption event occurs and is continuing on the Final Valuation Date.

♦
Impact of Fees and Hedging Costs on Secondary Market Prices – Generally, the price of the Securities in the secondary market, if any, is likely to be lower than the initial offering price since the issue price includes, and the secondary market prices are likely to exclude, hedging costs or commissions and other compensation paid with respect to the Securities.

♦
Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities and which may be revised at any time.  Any such research, opinions or recommendations could affect the price of the index funds, the level of the Underlying Indices or the price of the stocks included in the Underlying Indices, and therefore, the market value of the Securities.

♦	An Index Fund and its Underlying Index are Different – The performance of an index fund may not exactly replicate the performance of the respective Underlying Index, because such index fund will reflect transaction costs and fees that are not included in the calculation of the respective Underlying Index.  It is also possible that an index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the respective Underlying Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such fund or due to other circumstances. An index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to the respective Underlying Index and in managing cash flows. Your investment is linked to the Basket which consists of the index funds.  Any information relating to the relevant Underlying Index is only relevant to understanding the index that the relevant index fund seeks to replicate.

♦
Management Risk – The index funds are not managed according to traditional methods of ‘‘active’’ investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the index funds, utilizing a ‘‘passive’’ or indexing investment approach, attempt to approximate the investment performance of their respective Underlying Index by investing in a portfolio of securities that generally replicate the respective Underlying Index. Therefore, unless a specific security is removed from the respective Underlying Index, an index fund generally would not sell a security because the security’s issuer was in financial trouble. In addition, an index fund is subject to the risk that the investment strategy of the fund’s investment adviser may not produce the intended results. Your investment is linked to the Basket which consists of the index funds.  Any information relating to the relevant Underlying Index is only relevant to understanding the index that the relevant index fund seeks to replicate.

♦
There is Limited Anti-dilution Protection – The Calculation Agent will adjust the Final Value of an index fund, which will affect the Basket Return and, consequently, the Payment at Maturity, for certain events affecting the shares of such index fund, such as stock splits and corporate actions. The Calculation Agent is not required to make an adjustment for every corporate action which affects the shares of the index funds. If an event occurs that does not require the Calculation Agent to adjust the prices of the shares of the index funds, the market price of the Securities may be materially and adversely affected. See “Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4 for additional information.

♦
Changes in the Value of One or More Index Funds May Offset Each Other – Price movements in the index funds may not correlate with each other.  Even if the value of one of the index funds increases, the value of the other index funds may not increase as much or may even decrease.  Therefore, in calculating the Basket Ending Level, increases in the value of one of the index funds may be moderated, or wholly offset, by lesser increases or declines in the value of the other index funds.

♦
HSBC Cannot Control Actions by the Companies Whose Stocks or Other Equity Securities are Held By the Index Funds – Our affiliate, HSBC Holdings plc, is one of the companies whose stock is held by the EFA and is one of the companies that make up its Underlying Index. HSBC is not affiliated with any of the other companies whose stock is held by the index funds. HSBC will have no ability to control the actions of HSBC Holdings plc or any of such other companies, including its affiliate, including actions that could affect the value of the stocks held by the index funds, or your Securities. None of the money you pay HSBC will go to any of the companies whose stock is held by the index funds, and none of those companies will be involved in the offering of the Securities in any way. Those companies will have no obligation to consider your interests as a holder of the Securities in taking any corporate actions that might affect the value of your Securities.

♦
The Securities are Subject to Risks Associated with Foreign Securities Markets – Because foreign companies or foreign equity securities held by EFA and EEM may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Securities involve particular risks.  For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets.  Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets.  Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators.  In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets.  Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries.  These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies.  Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦
The Securities are Subject to Emerging Markets Risk — Investments in securities linked directly or indirectly to emerging market equity securities, such as the EEM, involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Stock prices of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are highly susceptible, before making a decision to invest in the Securities.

♦
Exchange Rate Risk – Because EFA and EEM will hold stocks denominated in foreign currencies, changes in currency exchange rates may negatively impact such index funds’ returns. The values of the foreign currencies may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or international political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns to EFA and EEM.

♦
The Securities are Not Insured by any Governmental Agency of The United States or any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Securities.

♦
Uncertain Tax Treatment – There is no direct legal authority as to the proper tax treatment of the Securities, and therefore significant aspects of the tax treatment of the Securities are uncertain as to both the timing and character of any inclusion in income in respect of the Securities.  Under one reasonable approach, the Securities should be treated as pre-paid forward or other executory contracts with respect to the Basket.  HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for certain U.S. federal income tax considerations applicable to securities that are treated as pre-paid cash-settled forward or other executory contracts.

U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain.  In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the index funds). Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. in respect of a Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security).

Although the matter is not clear, there exists a risk that an investment in the Securities will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of a Security is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder (as defined under “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities.  It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in a Security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement.

Scenario Analysis and Examples at Maturity

The below scenario analysis and examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the Basket Ending Level relative to the Basket Starting Level. The Basket Ending Level on the Final Valuation Date cannot be predicted. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Basket.  The numbers appearing in the examples below have been rounded for ease of analysis.  The following scenario analysis and examples illustrate the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions*:
Investment term:	3 years

Basket Starting Level:	100.00

Trigger Level:	75.00 (75.00% of the Basket Starting Level)

Multiplier:	2

Hypothetical Maximum Gain:	53.25% (the midpoint of the expected range of between 50.00% and 56.50%)

*The actual Maximum Gain for the Securities will be determined on the Trade Date.

Example 1— The level of the Basket increases from a Basket Starting Level of 100.00 to a Basket Ending Level of 110.00. The Basket Return is greater than zero and expressed as a formula:

Basket Return = (110.00 -100.00) / 100.00 = 10.00%

Because the Basket Return is greater than zero, the Payment at Maturity for each $10 Principal Amount of Securities is calculated as follows,

 the lesser of:

(A) $10.00 + [$10.00 × Basket Return × the Multiplier], and

(B) $10.00 + [$10.00 × the Maximum Gain]

= the lesser of (A) $10.00 + [$10.00 × 10.00% × 2] and (B) $10.00 + [$10.00 × 53.25%]

= the lesser of (A) $10.00 + [$10.00 × 20.00%] and (B) $10.00 + [$10.00 × 53.25%]

=$10.00 + [$10.00 × 20.00%]

=$10.00 + $2.00

=$12.00

Example 2— The level of the Basket increases from a Basket Starting Level of 100.00 to a Basket Ending Level of 130.00. The Basket Return is greater than zero and expressed as a formula:

Basket Return = (130.00 -100.00) / 100.00 = 30.00%

Because the Basket Return is greater than zero, the Payment at Maturity for each $10 Principal Amount of Securities is calculated as follows,

the lesser of:

(A) $10.00 + [$10.00 × Basket Return × the Multiplier], and

(B) $10.00 + [$10.00 × the Maximum Gain]

= the lesser of (A) $10.00 + [$10.00 × 30.00% × 2] and (B) $10.00 + [$10.00 × 53.25%]

= the lesser of (A) $10.00 + [$10.00 × 60.00%] and (B) $10.00 + [$10.00 × 53.25%]

=$10.00 + [$10.00 × 53.25%]

=$10.00 + $5.33

=$15.33

Example 3— The level of the Basket decreases from a Basket Starting Level of 100.00 to a Basket Ending Level of 80.00. The Basket Return is negative and expressed as the formula:

Basket Return = (80.00 -100.00) / 100.00 = -20.00%

Because the Basket Return is less than zero, and the Basket Ending Level is above the Trigger Level, the Payment at Maturity for each $10 Principal Amount of Securities is equal to the Principal Amount of $10.00.

Example 4— The level of the Basket decreases from a Basket Starting Level of 100.00 to a Basket Ending Level of 40.00. The Basket Return is less than zero and is expressed as a formula:

Basket Return = (40.00 -100.00) / 100.00 = -60.00%

Because the Basket Return is less than zero and the Basket Ending Level is below the Trigger Level, HSBC will pay you less than your Principal Amount, if anything, resulting in a loss of 1.00% of your Principal Amount for every 1.00% of negative Basket Return. The Payment at Maturity for each $10 Principal Amount of Securities is calculated as follows:

 $10.00 + [$10.00 × Basket Return]

=$10.00 + [$10.00 × -60.00%]

=$10.00 + [-$6.00]

=$4.00

If the Basket Ending Level is below the Trigger Level, you will be fully exposed to any negative Basket Return, resulting in a loss that is proportionate to the decline in the level of the Basket, and you will lose a significant portion or all of your Principal Amount.

Scenario Analysis – hypothetical Payment at Maturity for each $10.00 Principal Amount of Securities

Hypothetical Basket Ending Level	Hypothetical Basket Return	Multiplier	Hypothetical Return on Securities	Hypothetical Payment at Maturity
200.00	100.00%	2	53.25%	$15.33
190.00	90.00%	2	53.25%	$15.33
180.00	80.00%	2	53.25%	$15.33
170.00	70.00%	2	53.25%	$15.33
160.00	60.00%	2	53.25%	$15.33
150.00	50.00%	2	53.25%	$15.33
140.00	40.00%	2	53.25%	$15.33
130.00	30.00%	2	53.25%	$15.33
126.63	26.63%	2	53.25%	$15.33
120.00	20.00%	2	40.00%	$14.00
110.00	10.00%	2	20.00%	$12.00
105.00	5.00%	2	10.00%	$11.00
100.00	0.00%	N/A	0.00%	$10.00
95.00	-5.00%	N/A	0.00%	$10.00
90.00	-10.00%	N/A	0.00%	$10.00
80.00	-20.00%	N/A	0.00%	$10.00
75.00	-25.00%	N/A	0.00%	$10.00
70.00	-30.00%	N/A	-30.00%	$7.00
60.00	-40.00%	N/A	-40.00%	$6.00
50.00	-50.00%	N/A	-50.00%	$5.00
40.00	-60.00%	N/A	-60.00%	$4.00
30.00	-70.00%	N/A	-70.00%	$3.00
20.00	-80.00%	N/A	-80.00%	$2.00
10.00	-90.00%	N/A	-90.00%	$1.00
0.00	-100.00%	N/A	-100.00%	$0.00

The SPDR Trust Series 1 Index Fund

Description of the SPY

The SPY’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500® Index. The SPY holds stocks and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations.

For more information about the SPY, see “The SPDR Trust Series 1” on page US4-27 of the accompanying underlying supplement no. 4.

Historical Performance of the SPY

The following graph sets forth the historical performance of the SPY based on the daily historical closing prices from 9/20/2006 to 9/20/2011 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the SPY should not be taken as an indication of future performance.

Source: Bloomberg Professional® service

The closing price of SPY on September 20, 2011 was $120.17.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2006	3/31/2006	$131.47	$124.40	$129.84
4/3/2006	6/30/2006	$132.77	$122.34	$127.25
7/3/2006	9/29/2006	$133.98	$122.49	$133.57
10/2/2006	12/29/2006	$143.24	$132.66	$141.66
1/3/2007	3/30/2007	$146.39	$136.75	$142.07
4/2/2007	6/29/2007	$154.40	$140.89	$150.38
7/2/2007	9/28/2007	$156.00	$137.00	$152.67
10/1/2007	12/31/2007	$157.52	$140.66	$146.39
1/2/2008	3/31/2008	$146.99	$126.00	$131.89
4/1/2008	6/30/2008	$144.30	$127.04	$128.04
7/1/2008	9/30/2008	$131.50	$110.97	$116.54
10/1/2008	12/31/2008	$116.69	$74.35	$90.33
1/2/2009	3/31/2009	$94.45	$67.10	$79.44
4/1/2009	6/30/2009	$96.11	$78.33	$91.92
7/1/2009	9/30/2009	$108.06	$87.01	$105.56
10/1/2009	12/31/2009	$113.03	$101.99	$111.44
1/4/2010	3/31/2010	$118.10	$104.58	$116.99
4/1/2010	6/30/2010	$122.12	$102.88	$103.22
7/1/2010	9/30/2010	$115.79	$101.13	$114.12
10/1/2010	12/31/2010	$126.20	$106.46	$125.78
1/3/2011	3/31/2011	$134.69	$125.28	$132.51
4/1/2011	6/30/2011	$137.17	$126.19	$131.97
7/1/2011*	9/20/2011*	$135.70	$110.27	$120.17

* As of the date of this free writing prospectus available information for the third calendar quarter of 2011 includes data for the period from July 1, 2011 through September 20, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2011.

The iShares® MSCI EAFE Index Fund

Description of the EFA

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the Underlying Index of the EFA. As of September 20, 2011, the MSCI EAFE® Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.  MSCI is no longer affiliated with Morgan Stanley.

For more information about the EFA, see “The iShares® MSCI EAFE Index Fund” on page US4-25 of the accompanying underlying supplement no. 4.

Historical Performance of the EFA

The following graph sets forth the historical performance of the EFA based on the daily historical closing prices from 9/20/2006 to 9/20/2011 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the EFA should not be taken as an indication of future performance.
Source: Bloomberg Professional® service

The closing price of EFA on September 20, 2011 was $49.70.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2006	3/31/2006	$65.52	$60.25	$64.99
4/3/2006	6/30/2006	$70.65	$59.40	$65.35
7/3/2006	9/29/2006	$68.52	$60.94	$67.78
10/2/2006	12/29/2006	$74.66	$67.61	$73.26
1/3/2007	3/30/2007	$77.18	$70.95	$76.27
4/2/2007	6/29/2007	$81.79	$76.05	$80.63
7/2/2007	9/28/2007	$85.50	$67.99	$82.56
10/1/2007	12/31/2007	$86.49	$78.00	$78.50
1/2/2008	3/31/2008	$79.22	$65.63	$71.90
4/1/2008	6/30/2008	$78.76	$68.06	$68.70
7/1/2008	9/30/2008	$68.39	$52.36	$56.30
10/1/2008	12/31/2008	$56.42	$35.53	$44.87
1/2/2009	3/31/2009	$45.61	$31.56	$37.59
4/1/2009	6/30/2009	$49.18	$37.28	$45.81
7/1/2009	9/30/2009	$56.31	$43.49	$54.70
10/1/2009	12/31/2009	$57.66	$52.42	$55.30
1/4/2010	3/31/2010	$58.00	$49.94	$56.00
4/1/2010	6/30/2010	$58.08	$45.86	$46.51
7/1/2010	9/30/2010	$55.81	$46.45	$54.92
10/1/2010	12/31/2010	$59.50	$53.85	$58.23
1/3/2011	3/31/2011	$61.98	$54.69	$60.09
4/1/2011	6/30/2011	$64.35	$56.71	$60.14
7/1/2011*	9/20/2011*	$60.86	$47.41	$49.70
* As of the date of this free writing prospectus available information for the third calendar quarter of 2011 includes data for the period from July 1, 2011 through September 20, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2011.

The iShares® MSCI Emerging Markets Index Fund

Description of the EEM

The EEM seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The Emerging Markets Index is intended to measure the performance of equity markets in the global emerging markets. As of September 20, 2011, the MSCI Emerging Markets Index consisted of the following 21 component country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  MSCI is no longer affiliated with Morgan Stanley.

For more information about the EEM, see “The iShares® MSCI Emerging Markets Index Fund” on page US4-22 of the accompanying underlying supplement no. 4.

Historical Performance of the EEM

The following graph sets forth the historical performance of the EEM based on the daily historical closing prices from 9/20/2006 to 9/20/2011 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the EEM should not be taken as an indication of future performance.  The historical prices set forth in the graph and table below have been adjusted for 3-for-1 stock splits that went effective on June 9, 2005 and July 24, 2008.

Source: Bloomberg Professional® service

The closing price of EEM on September 20, 2011 was $39.04.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2006	3/31/2006	$33.78	$29.99	$33.01
4/3/2006	6/30/2006	$37.07	$27.11	$31.22
7/3/2006	9/29/2006	$33.32	$29.02	$32.28
10/2/2006	12/29/2006	$38.25	$31.62	$38.09
1/3/2007	3/30/2007	$39.84	$34.51	$38.74
4/2/2007	6/29/2007	$44.60	$38.73	$43.81
7/2/2007	9/28/2007	$50.48	$37.14	$49.77
10/1/2007	12/31/2007	$55.81	$47.21	$50.09
1/2/2008	3/31/2008	$50.74	$40.67	$44.78
4/1/2008	6/30/2008	$52.47	$44.42	$45.18
7/1/2008	9/30/2008	$44.75	$30.87	$34.52
10/1/2008	12/31/2008	$34.28	$18.21	$24.96
1/2/2009	3/31/2009	$27.27	$19.86	$24.80
4/1/2009	6/30/2009	$34.87	$24.71	$32.22
7/1/2009	9/30/2009	$39.50	$30.24	$38.90
10/1/2009	12/31/2009	$42.51	$37.29	$41.50
1/4/2010	3/31/2010	$43.47	$36.19	$42.12
4/1/2010	6/30/2010	$44.02	$35.21	$37.32
7/1/2010	9/30/2010	$44.99	$36.76	$44.77
10/1/2010	12/31/2010	$48.62	$44.51	$47.62
1/3/2011	3/31/2011	$48.75	$44.25	$48.69
4/1/2011	6/30/2011	$50.43	$44.77	$47.60
7/1/2011*	9/20/2011*	$48.63	$38.71	$39.04
* As of the date of this free writing prospectus available information for the third calendar quarter of 2011 includes data for the period from July 1, 2011 through September 20, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2011.

Events of Default and Acceleration

If the Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Indicative Terms” in this free writing prospectus.  In that case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Basket Ending Level.  If a market disruption event exists with respect to an index fund on that scheduled trading day, then the accelerated Final Valuation Date for such index fund will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will then be the fourth business day following the postponed accelerated Final Valuation Date.  For the avoidance of doubt, if no market disruption event exists with respect to an index fund on the scheduled trading day preceding the date of acceleration, the determination of such index fund’s Final Value will be made on such date, irrespective of the existence of a market disruption event with respect to one or more of the other index funds occurring on such date.

If the Securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Securities.  For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”).  HSBC will agree to sell to the Agent, and the Agent will agree to purchase, all of the Securities at the price indicated on the cover of the pricing supplement, which is the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. The Agent may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so and may cease making such offers at any time.  HSBC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties, which may include the Agent, in connection with the sale of the Securities and the Agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions after the initial sale of the Securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the accompanying prospectus supplement.  All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.